UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Ciena Corporation

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February 8, 2008
To: Ciena All-hands
From: Suzanne DuLong
Subject: 2008 Annual Meeting / Proxy and Annual Report
Every year, Ciena shareholders have the opportunity to participate directly in the governance of our company through the proxy voting process.
This year, Ciena is taking advantage of a new SEC rule that allows us to furnish proxy materials to shareholders via the Internet as an alternative to traditional mailed delivery of printed materials. This means that instead of receiving a printed copy of the annual report and proxy by mail, shareholders will receive a Notice that explains how to access these materials online. The items up for shareholder consideration at this year’s Annual Meeting are set forth in detail in the proxy statement.
If you were a Ciena shareholder as of January 28, 2008, the record date for the Annual Meeting, you will soon receive a Notice that your proxy materials are available online. Depending on where your shares are held, and how you’ve chosen to receive information in the past, this Notice will arrive either through an electronic link directly from our transfer agent, Computershare, or in the mail at your address of record. By following the instructions included in your Notice, you can view our proxy materials, request that printed copies be sent to you by mail and vote your shares electronically.
By implementing the SEC’s new “Notice and Access” rule, we’ve reduced the number of printed copies of our annual report and proxy materials this year by more than 80 percent, lowering the cost of both producing and delivering these materials while also reducing the associated environmental impact.
Even if you are not a shareholder, both our 2007 annual report and proxy statement for the Annual Meeting are available online: http://www.ciena.com/investors/investors_IR_Kit.htm and printed copies are available upon request by completing the information request form here: http://phx.corporate-ir.net/phoenix.zhtml?c=99134&p=irol-inforeq.
As we have in the past, we will ensure each major Ciena facility has a supply of printed annual reports for distribution to employees, customers and visitors as needed. These printed copies will be sent to the receptionist or facilities coordinator at each location in the coming weeks.
Answers to what we expect will be some frequently asked questions about the 2008 Annual Meeting can be found on the IR portion of Ciena’s website: http://www.ciena.com/investors/investors_meeting_faq.htm.
If you have any additional questions, please don’t hesitate to contact me directly at 410.865.8072 or by email at sdulong@ciena.com.